Exhibit 99.1

EFiled: Feb 16 2024 05:00PM EST Transaction ID 72069458 Case No. 2022-0207-JTL

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF WARREN GENERAL	)
EMPLOYEES’ RETIREMENT	)
SYSTEM,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0207-JTL
)
MICHAEL ALKIRE, et al.,	)
)
Defendants,	)
)
and	)
)
PREMIER, INC.,	)
)
Nominal Defendant.	)

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

This Stipulation and Agreement of Compromise, Settlement and Release, dated as of February 16, 2024 (the “Stipulation”), is entered into by and among (a) Plaintiff City of Warren General Employees’ Retirement System (“Plaintiff”), (b) nominal defendant Premier, Inc. (“Premier” or the “Company”), and (c) defendants Peter Fine, Marc Miller, Marvin O’Quinn, Terry D. Shaw, Barclay Berdan, Scott Reiner, Susan DeVore, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Ellen C. Wolf, Stephen D’Arcy, David Langstaff, Richard Statuto, and William Mayer (collectively, “Defendants,” and together with Plaintiff and the Company, the “Parties” and each a “Party”), by and through their respective undersigned counsel, and sets forth all of the terms and conditions of the settlement and resolution of the above-captioned action (the “Action”), and fully, finally, and forever resolves, discharges, and settles the Settled Plaintiff Claims (defined below) against the Released Defendant Persons (defined below), and the Settled Defendant Claims (defined below) against the Released Plaintiff Persons (defined below), upon approval by the Court of Chancery of the State of Delaware and subject to the terms and conditions hereof.

WHEREAS:

A. Premier is a publicly traded company that operates as a healthcare alliance composed of U.S. hospitals, health systems, and other healthcare organizations (“Members”). Through its GPO, Premier aggregates the Members’ buying power to negotiate contracts with vendors under which Members buy products and services directly from those vendors on a discounted basis. Premier is paid administrative fees (typically in the range of 2-3% of the cost of the product or service) as compensation for administering the contracts on behalf of the Members and vendor. These administrative fees represent the bulk of Premier’s revenue. Premier shares a portion of these administrative fees with its GPO Members through GPO agreements;

B. Premier went public in October 2013 with an “Up-C” corporate structure. Premier was a holding company, and its primary asset was an equity interest in an operating partnership, Premier Healthcare Alliance, L.P. (“Premier LP”), which conducted substantially all of Premier’s business operations;

C. In 2013, Premier went public with two classes of stock. Premier’s Class A common stock was publicly traded, held by unaffiliated investors, and had both voting rights and equity rights in the publicly traded corporation. Premier’s Class B stock was held exclusively by healthcare companies affiliated with Premier directors and other pre-IPO investors, which are referred to as “Member Owners.” The Class B shares had voting rights in the Company, but the Member Owners’ corresponding equity interests came through direct ownership of units in the operating partnership, Premier LP;

D. Premier’s Up-C structure potentially created tax savings for the Company, in the form of deferred tax assets (“DTAs”), which were created whenever Class B stockholders exchanged their equity interests for Class A shares. The Company entered into a tax receivable agreement (the “TRA”) with Member Owners, which required the Company to make annual cash payments to the Member Owners equal to 85% of the cash savings resulting from the use of the DTAs created by exchanges, with the Company retaining the other 15%. Under the terms of the TRA, Premier made TRA payments to the Member Owners only as the Company had actual cash tax savings resulting from the Company’s use of the DTAs;

E. On January 23, 2020, the Board of Directors (the “Board”) of Premier formed a committee of independent directors (the “Special Committee”) to review, consider, evaluate, oversee the development of and, as appropriate, reject or recommend to the Board the Restructuring (defined below) or an alternative renewal framework and any agreements proposed to be entered into in connection therewith. The Special Committee retained Cravath, Swaine & Moore LLP as its legal advisor and Bank of America as its financial advisor;

F. On August 5, 2020, the Special Committee voted to approve a restructuring (the “Restructuring”) of the Company, which involved, in part, Premier’s termination of the TRA between the Company and Member Owners;

G. On August 5, 2020, the Board voted to approve the Restructuring;

H. Premier’s termination of the TRA triggered an “Early Termination Payment” (or “TRA Payout”) under the terms of the TRA. The Restructuring was announced August 11, 2020, including the $473.5 million Early Termination Payment;

I. By letters dated December 10, 2020, and March 1, 2021, Robbins Geller Rudman & Dowd LLP, on behalf of Plaintiff, demanded inspection of certain books and records to investigate suspected wrongdoing in connection with, among other things, the Restructuring and Premier’s Up-C corporate structure. Premier produced to Plaintiff 221 documents (spanning more than 16,000 pages) in response to the demands;

J. On March 4, 2022, Plaintiff filed the Verified Stockholder Derivative Complaint (the “Complaint”), derivatively on behalf of nominal defendant Premier, against the Defendants in the Action;

K. The Complaint alleged, among other things, that the TRA Payout was unfair to Premier, was approved for self-interested reasons, and constituted “waste,” and that the Defendants provided false, misleading, and incomplete information to the Class A stockholders;

L. On May 26, 2022, the Defendants and Nominal Defendant Premier filed Answers to the Complaint. Defendants denied any wrongdoing; Defendants’ Answers asserted that their decisions were “protected by the business judgment rule” and, even if the standard of review were ultimately to be entire fairness, “the transaction at issue was entirely fair.” The Company’s Answer stated that “No claims are asserted against Premier, and no relief is sought from Premier. Accordingly, no response is required from Premier as to any allegations of the Complaint. To the extent a response is deemed required as to any such allegations, Premier hereby enters a general denial of all such allegations and reserves all of its rights with respect to the allegations of the Complaint” and that “Premier requests judgment on the Complaint in such form and with such relief as the Court deems just and proper”;

M. The Parties engaged in document discovery. Plaintiff served document demands on the Company and the Defendants and served subpoenas on numerous non-parties. In total, including the books and records productions and the productions in the Action, Plaintiff received and reviewed more than 4,500 documents, totaling more than 45,000 pages and more than 250 native Excel spreadsheets;

N. On June 14, 2023, and October 30, 2023, two in-person mediation sessions between the Parties occurred before mediator, Greg Danilow, Esquire, of Phillips ADR. The Parties engaged in substantial briefing prior to each mediation session. Plaintiff and Defendants also engaged experts to assist their respective clients in connection with the mediation;

O. The June 14, 2023 and October 30, 2023 mediations did not result in a settlement. However, after the October 30, 2023 mediation, counsel for the Parties continued to engage in arm’s length discussions and negotiations concerning a possible settlement of the Action, with the aid of the mediator;

P. On November 29, 2023, the Parties agreed to settle the Action, based on a mediator’s recommendation, for a cash payment of $71 million;

Q. Premier’s directors’ and officers’ insurance carriers have agreed severally and not jointly to fund in full the $71 million cash payment;

R. Plaintiff represents to have owned at all relevant times and continues to own shares of Premier common stock;

S. Plaintiff and Plaintiff’s Counsel have concluded that it is reasonable to pursue a settlement of the Action based upon the terms, conditions, and procedures outlined herein, and that the terms of the Settlement are fair and adequate to Premier and its stockholders;

T. Each of the Defendants has denied, and continues to deny, that he or she committed any breach of duty, breached any other law, or engaged in any of the wrongful acts alleged in the Action, expressly maintains that he or she diligently and scrupulously complied with his or her fiduciary and other legal duties, to the extent that such duties exist, and further believes that the Action is without merit, and is entering into this Stipulation solely to eliminate the burden, expense, and uncertainties inherent to further litigation;

U. In connection with settlement discussions and negotiations leading to the proposed Settlement, counsel for the Parties did not discuss the appropriateness or amount of any applications by Plaintiff’s Counsel for an award of attorneys’ fees and expenses until after the substantive terms of the Settlement were negotiated at arm’s length and agreed upon; and

V. The Parties wish to settle and resolve the claims asserted by Plaintiff, and have, following arm’s length negotiations with the assistance of the mediator, reached an agreement as set forth in this Stipulation, providing for the settlement of the Action on the terms and conditions set forth below, and the Parties believe the Settlement is in the best interests of the Parties and Premier and its stockholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, in consideration of the benefits afforded herein, that the Action shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

DEFINITIONS

1.1. In addition to the terms defined elsewhere in this Stipulation, the following capitalized terms used in this Stipulation and any exhibits attached hereto shall have the meanings specified below:

1.2. “Business Day” means any day other than a day that is a legal holiday in Delaware as set forth in 1 Del. C. § 501.

1.3. “Cash Settlement Amount” means a total of $71 million ($71,000,000) in cash.

1.4. “Court” means the Court of Chancery of the State of Delaware.

1.5. “Effective Date” means the first date upon which all the following conditions precedent of the Settlement have been met and occurred: (i) payment of the Cash Settlement Amount in accordance with ¶ 2.a. herein; and (ii) Final Approval of the Settlement.

1.6. “Fee and Expense Award” means an award to Plaintiff’s Counsel of fees and expenses to be paid from the Cash Settlement Amount, approved by the Court and in full satisfaction of all claims for attorneys’ fees and any other expenses or costs that have been, could be, or could have been asserted by Plaintiff’s Counsel or any other counsel, or any stockholder in connection with the Settled Plaintiff Claims and the Settlement.

1.7. “Final Approval,” when referring to the Judgment, means upon the later of (i) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Judgment approving the material terms of the Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Court’s Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of the Fee and Expense Award, shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit, or otherwise affect the Judgment, or prevent, limit, delay, or hinder entry of Judgment.

1.8. “Judgment” means the Order and Final Judgment to be entered in the Action, in all material respects in the form attached as Exhibit C hereto.

1.9. “Party” means any one of, and “Parties” means, collectively, the Settling Defendants and Plaintiff, on behalf of itself and nominal defendant Premier.

1.10. “Person” means a natural person, individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity.

1.11. “Plaintiff’s Counsel” means the law firms of Robbins Geller Rudman & Dowd LLP, Friedlander & Gorris, P.A., Shobe & Shobe, LLP, and Vanoverbeke Michaud & Timmony P.C.

1.12. “Settlement” means the settlement contemplated by this Stipulation.

1.13. “Settling Defendants” means nominal defendant Premier, Inc., defendants Peter Fine, Marc Miller, Marvin O’Quinn, Terry D. Shaw, Barclay Berdan, Scott Reiner, Susan DeVore, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Ellen C. Wolf, Stephen D’Arcy, David Langstaff, Ricard Statuto, and William Mayer.

1.14. “Settling Defendants’ Counsel” means the law firms of Richards, Layton & Finger, P.A., Morris, Nichols, Arsht & Tunnell LLP, and McDermott Will & Emery LLP.

1.15. “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement should be approved as fair, reasonable, and adequate, whether the Judgment approving the Settlement should be entered in accordance with the terms of this Stipulation, and whether and in what amount any award of attorneys’ fees and expenses should be paid to Plaintiff’s Counsel.

1.16. “Settlement Notice” means the Notice of Pendency and Proposed Settlement of Derivative Action, substantially in the form attached hereto as Exhibit B.

SETTLEMENT CONSIDERATION

2. In consideration for the full settlement and release of all Settled Plaintiff Claims (defined in ¶ 7 below) against the Released Defendant Persons (defined in ¶ 7 below) and the dismissal with prejudice of the Action, Defendants and Premier have agreed to the following:

a.

No later than fifteen (15) Business Days following entry of the Judgment, and notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal from the Judgment, or collateral attack on the Settlement or any part thereof, Premier’s directors’ and officers’ insurance carriers shall cause the Cash Settlement Amount to be deposited in segregated, U.S.-based interest-bearing account to be established by Premier and held in escrow (the

“Account”) for prompt payment as set forth below pending Final Approval.

b.

Neither Defendants, Premier, nor any other person other than Premier’s directors’ and officers’ insurance carriers will have any obligation to pay the Cash Settlement Amount, in whole or in part. Defendants will not be responsible for personally funding, contributing to, or indemnifying any part of the Cash Settlement Amount, and will have no personal monetary obligations to Plaintiff, Plaintiff’s Counsel, Premier, or Premier’s stockholders in connection with the Action or the Settlement.

c.

In the event that the Court grants a Fee and Expense Award, the full amount of any resulting Fee and Expenses Award granted by the Court shall be paid to Plaintiff’s Counsel from the Account within five (5) Business Days after the Cash Settlement Amount is settled in the Account.

d.

Prior to the Settlement Hearing, Plaintiff shall provide to Settling Defendants’ Counsel complete payment instructions (with a contact person who can verify those instructions) and a complete W-9 form (the “Payment Instructions”). Plaintiff’s failure to provide the Payment Instructions as required herein shall have the effect of modifying ¶ 2.c such that Premier will be obligated to cause the Fee and Expense Award to be paid from the Account to Plaintiff’s Counsel no later than ten (10) calendar days following receipt of the Payment Instructions.

e.	Upon the Effective Date, all Parties consent to the release of the Cash Settlement Amount plus all interest accrued or accumulated (less the Fee and Expense Award) to Premier.

SUBMISSION AND APPLICATION TO THE COURT

3. As soon as practicable after this Stipulation has been executed, the Parties shall apply jointly for a scheduling order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit A, establishing the procedure for: (i) providing notice of the Settlement to Premier’s stockholders; and (ii) the Court’s consideration of the proposed Settlement and Plaintiff’s application for attorneys’ fees and expenses, including the scheduling of the Settlement Hearing.

NOTICE

4. As soon as practicable after the date of entry of the Scheduling Order, and in no event fewer than sixty (60) calendar days before the Settlement Hearing, Premier shall (i) post a copy of this Stipulation and the Settlement Notice, substantially in the form attached hereto as Exhibit B, on the “Investors” section of the Company’s website, investors.premierinc.com, and such documents shall remain posted to that website through the Effective Date of the Settlement; (ii) file with the

U.S. Securities and Exchange Commission a Current Report on Form 8-K briefly describing the Settlement and stating where stockholders can locate the Stipulation and Settlement Notice on Premier’s website; and (iii) cause the Settlement Notice to be mailed, by first class U.S. mail, or other mail service if mailed outside the U.S., to all Premier stockholders who are record holders of Premier stock as of the date of the Stipulation at their last known address appearing in the stock transfer records maintained by or on behalf of Premier. All stockholders who are record holders of Premier common stock on behalf of beneficial owners of those securities shall be requested to forward such Settlement Notice on to the beneficial owners. Additionally, Premier shall use reasonable efforts to give notice to all beneficial owners of common stock of Premier by (i) sending copies of the Settlement Notice to any beneficial owners that have opted to receive electronic notifications and (ii) providing additional copies of the Settlement Notice to any record holder requesting the Settlement Notice for purposes of distribution to such beneficial owners.

5. Premier shall, at least ten (10) Business Days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to the dissemination of the Settlement Notice. Premier shall assume all administrative responsibility for and will pay any and all costs and expenses related to providing Settlement Notice. The Parties acknowledge and agree that no Defendant shall bear any cost or expense in connection with providing Settlement Notice. The Parties also acknowledge and agree that neither Plaintiff nor Plaintiff’s Counsel shall be responsible for any Settlement Notice costs, nor shall any Settlement Notice costs be paid from the Cash Settlement Amount.

ORDER AND FINAL JUDGMENT

6. If the Settlement (including any modification thereto made with the consent of the Parties as provided for herein) shall be approved by the Court following the Settlement Hearing as fair, reasonable, and adequate and in the best interest of the Company and its stockholders, the Parties shall jointly request that the Court enter the Judgment.

7. The Judgment shall, among other things, provide for the full and complete dismissal of the Action with prejudice, and, upon the Effective Date of the Settlement:

a.

the settlement and release of any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal, or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, by or on behalf of Plaintiff or any Premier stockholder derivatively on behalf of Premier, or by Premier (collectively, the “Releasing Plaintiff Persons”), against the Defendants, any current or former Premier director or officer, or any of their families, parent entities, controlling persons, associates, affiliates or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, insurers, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns; and the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing (collectively, the “Released Defendant Persons”) which the Releasing Plaintiff Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Action, including but not limited to the allegations in the Complaint and relating to the TRA Payout (the “Settled Plaintiff Claims”); provided, however, that the Settled Plaintiff Claims shall not include (i) claims to enforce the Settlement; or (ii) claims against Premier’s insurers by Premier or any other Insureds under Premier’s insurance policies. For the avoidance of doubt, the Settled Plaintiff Claims do not include any direct claims of any Premier stockholder, including any claims arising out of, based upon, or relating to the federal or state securities laws; the Settled Plaintiff Claims also do not include claims, if any, that any party may have against any insurer with respect to obligations to fund the Cash Settlement Amount or any portion thereof; the Settled Plaintiff Claims also do not include any claims that Premier’s directors’ and officers’ insurance carriers may assert, as subrogee, against non-parties to this Action after Final Approval of the Judgment and nothing in this Agreement shall be construed to waive any subrogation rights such insurers have to the extent of their respective payments. Further, for the avoidance of doubt, Settled Plaintiff Claims do not include any claims arising out of, relating to, or based upon conduct or actions occurring after the date of this Stipulation; and

b.

the settlement and release of any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, by or on behalf of Defendants or Premier (collectively, the “Releasing Defendant Persons”) against Plaintiff, any other Premier stockholder, or their respective counsel, and each and all of their respective past or present officers, directors, stockholders, families, parent entities, controlling persons, associates, affiliates, subsidiaries, principals, representatives, employers, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns; and the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing (collectively, the “Released Plaintiff Persons” and together with Released Defendant Persons, “Released Persons”) which the Releasing Defendant Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with the institution, prosecution, or settlement of the claims asserted in the Action (the “Settled Defendant Claims” and together with Settled Plaintiff Claims, “Released Claims”); provided, however, that the Settled Defendant Claims shall not include claims to enforce the Settlement. For the avoidance of doubt, the Settled Defendant Claims do not include claims, if any, that any party may have against any insurer with respect to obligations to fund the Cash Settlement Amount or any portion thereof.

CONDITIONS OF SETTLEMENT

8. Each of the Defendants denies and continues to deny that he or she committed or aided and abetted the commission of any unlawful or wrongful acts alleged in the Action and expressly maintains that he or she diligently and scrupulously complied with his or her fiduciary duties and other legal duties, to the extent such duties exist. Defendants are entering into the Stipulation solely because the proposed Settlement will eliminate the burden and expense of further litigation.

9. Plaintiff and Plaintiff’s Counsel believe that Plaintiff’s claims have merit, but recognize that Defendants will continue to assert legal and factual defenses to Plaintiff’s claims. Plaintiff and Plaintiff’s Counsel have concluded that the Settlement is fair, reasonable, and adequate, and that it is reasonable to pursue the Settlement based upon the terms and procedures outlined herein.

10. The Settlement is conditioned upon the fulfillment of each of the following:

a.	Defendants shall have paid or caused to be paid the Cash Settlement Amount into the Account as specified in ¶ 2.a. above;

b.

the dismissal with prejudice of the Action without the award of any damages, costs, or fees, or the grant of any further relief except as expressly provided for herein and except for an award of fees and expenses the Court may make pursuant to ¶¶ 15-21 below;

c.

the entry of the Judgment approving the proposed Settlement, providing for the dismissal with prejudice of the Action, and approving the grant of (i) a release by the Releasing Plaintiff Persons to the Released Defendant Persons of the Settled Plaintiff Claims; and (ii) a release by the Releasing Defendant Persons to the Released Plaintiff Persons of the Settled Defendant Claims; and

d.	the Judgment being finally affirmed on appeal or such final judgment and dismissal not being subject to appeal (or further appeal) by lapse of time or otherwise.

11. In the event that any of the Settled Plaintiff Claims are commenced against any of the Released Defendant Persons prior to Final Approval of the Settlement, as defined herein, Plaintiff agrees to cooperate and use its reasonable best efforts to assist Defendants and Premier in securing the dismissal (or a stay in contemplation of dismissal following Final Approval of the Settlement) of such claims.

12. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval. In any such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement; provided, however, that within five (5) Business Days, the Cash Settlement Amount shall be remitted to the insurers plus all interest accrued or accumulated. Premier shall be responsible for paying the costs of providing the Settlement Notice to Premier stockholders regardless of whether the Settlement is approved.

13. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiff, Defendants, or Premier with respect to the Action; nor shall they be deemed a presumption, a concession, or an admission by Plaintiff, any of Defendants, or Premier of any fault, liability or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding.

14. In the event that any of Premier’s directors’ and officers’ insurance carriers assert, as subrogee, any claims against non-parties to this Action after Final Approval of the Judgment, such action(s) shall have no legal effect on the validity or enforceability of this Settlement. Nor shall such action(s) have any legal effect on any advancement or indemnification rights of any Party to this Settlement.

ATTORNEYS’ FEES

15. Defendants and Premier agree that the efforts of Plaintiff’s Counsel in the Action conferred benefits on Premier and its stockholders and that Plaintiff’s Counsel are entitled to apply for an award of attorneys’ fees and expenses based on such benefits. Plaintiff’s Counsel reserve the right to seek an award of attorneys’

fees and expenses in this Court (a “Fee Application”). Plaintiff’s Counsel agree not to seek an award of fees or expenses in any other court in connection with the Action and the Settlement other than their Fee and Expense Award. Any Fee and Expense Award will be paid solely from the Cash Settlement Amount.

16. After negotiation of the principal terms of the Settlement, Plaintiff’s Counsel and Premier negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel as the Fee and Expense Award. As a result of these negotiations, Premier and Defendants agreed that they will not object to or otherwise take any position on the Fee and Expense Award so long as the Fee and Expense Award sought is no greater than $14 million ($14,000,000).

17. Plaintiff’s Counsel, in their sole discretion, shall be responsible for distributing the Fee and Expense Award in compliance with Del. Ch. Ct. R. 23.1(e). Any fees or expenses associated with Plaintiff’s Counsel’s distribution of the Fee and Expense Award shall be borne solely by Plaintiff’s Counsel.

18. In the event that any order approving the Fee and Expense Award is reversed or modified on appeal and such order reversing or modifying the Fee and Expense Award has become final and no longer subject to appeal, Plaintiff’s Counsel and Plaintiff, as appropriate, shall severally remit to Premier the amount by which the fees and expenses were reduced and all interest accrued or accumulated thereon at the same net rate as is earned by the Cash Settlement Amount.

19. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. The failure of the Court to approve any requested Fee and Expense Award, in whole or in part, shall have no effect on the Settlement, and final resolution by the Court of any requested Fee and Expense Award shall not be a precondition to the dismissal of the Action.

20. No fees or expenses shall be paid to Plaintiff’s Counsel pursuant to the Settlement in the absence of the Court’s entry of the Judgment finally approving the Settlement, substantially in the form attached hereto as Exhibit C.

21. Except as provided above, Premier and Defendants shall have no obligation to pay or reimburse any fees, expenses, costs or damages alleged or incurred by Plaintiff or by its attorneys, experts, advisors, or representatives with respect to the Settled Plaintiff Claims. Premier and Defendants shall have no responsibility or liability with respect to any fee and expense allocation among Plaintiff’s Counsel.

EFFECT OF RELEASE

22. Plaintiff acknowledges, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Plaintiff Claims, but that it is the intention of the Releasing

Plaintiff Persons to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Plaintiff Claims, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Settled Plaintiff Claims do not include any claims arising out of, relating to, or based upon conduct or actions occurring after the date of this Stipulation. Similarly, Defendants and Premier acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Settled Defendant Claims, but that it is the intention of the Releasing Defendant Persons to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Defendant Claims, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff, Defendants, and Premier acknowledge, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that “Unknown Claims” are expressly included in the definition of “Settled Plaintiff Claims” and “Settled Defendant Claims.” “Unknown Claims” means any claims that the Releasing Plaintiff Persons do not know or suspect exist in their favor at the time of the release of the Settled Plaintiff Claims as against the Released Defendant Persons, and any claims that the Releasing Defendant Persons do not know or suspect exist in their favor at the time of the release of the Settled Defendant Claims as against the Released Plaintiff Persons, including without limitation those which, if known, might have affected the decision to enter into the Settlement.

23. The Settlement is intended to extinguish all of the Settled Plaintiff Claims and Settled Defendant Claims and, consistent with such intention, upon the Effective Date of the Settlement, the Releasing Plaintiff Persons and Releasing Defendant Persons shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Plaintiff Persons and Releasing Defendant Persons of any rights pursuant to section 1542 of the California Civil Code (or any similar, comparable, or equivalent provision of any federal, state, or foreign law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiff, Defendants, and Premier acknowledge, and the other Releasing Plaintiff Persons shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of Plaintiff, Defendants, and Premier in entering into the Settlement.

24. The releases provided in this Stipulation are not intended to limit any claims that Premier’s directors’ and officers’ insurance carriers may be able to assert, as subrogee, against non-parties to this Action after Final Approval of the Judgment.

BEST EFFORTS

25. The Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Action with prejudice and without costs, fees or expenses to any party (except as provided for by ¶¶ 4-5 and ¶¶15-21 above).

26. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court to carry out any provisions of this Stipulation.

STAY OF PROCEEDINGS

27. Pending Final Approval of the Settlement, the Parties agree to stay this Action and not to initiate any and all other proceedings other than those incident to the Settlement itself.

28. The Parties will request the Court to order (in the Scheduling Order) that, pending final determination of whether the Settlement should be approved, (i) Plaintiff and all other Premier stockholders are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Plaintiff Claims, either directly, representatively, derivatively, or in any other capacity, against Premier, Defendants or any of the other Released Defendant Persons; and (ii) Premier and Defendants are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Defendant Claims, either directly, representatively, derivatively, or in any other capacity, against Plaintiff or any of the other Released Plaintiff Persons.

STIPULATION NOT AN ADMISSION

29. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by Premier or Defendants of any fault,

liability, or wrongdoing as to any facts or claims alleged or asserted in the Action, nor shall they be deemed a presumption, concession, or admission by Plaintiff of any lack of merit of the claims alleged or asserted in the Action. Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, nor the Judgment, (i) shall be argued to be, used, or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Persons, of any infirmity of any defense on the part of any of the Released Defendant Persons, or of any damage to the Releasing Plaintiff Persons or any other party or entity, or otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Persons concerning any purported liability, fault, or wrongdoing of the Released Defendant Persons; (ii) shall be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any lack of merit of the claims asserted in the Action, that any of the Released Defendant Persons had meritorious defenses, that the damages recoverable in the Action would not have exceeded the Cash Settlement Amount, or with respect to any purported liability, fault, or wrongdoing of the Released Plaintiff Persons; (iii) shall be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding that the cash consideration to be given under this Stipulation represents the amount that could or would have been recovered after trial; or (iv) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or the Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or the Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or the Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Persons.

ENTIRE AGREEMENT; AMENDMENTS; WAIVER

30. This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the Parties. In the event of any conflict or inconsistency between the terms and conditions of this Stipulation and the terms and conditions of any exhibits attached hereto, the terms and conditions of this Stipulation shall prevail. No representations, warranties, or inducements have been made to or relied upon by any party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

31. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of any provision of this Stipulation by any other Party.

COUNTERPARTS

32. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

GOVERNING LAW AND DISPUTE RESOLUTION

33. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of the Stipulation or Settlement, shall (i) be brought, heard, and determined exclusively in this Court (or, if subject matter jurisdiction is unavailable in this Court, then in any other state or federal court sitting in Wilmington, Delaware); and (ii) not be litigated or otherwise pursued in any forum or venue other than this Court.

Each Party: (i) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum; and (iv) expressly waives any right to demand a jury trial as to any dispute described in this paragraph.

NO CONTRA PROFERENTEM

34. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Stipulation is the result of arm’s length negotiations between and among the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.

SUCCESSORS AND ASSIGNS

35. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, executors, administrators, transferees, successors, agents, and assigns of all such foregoing persons and entities and upon any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize.

REPRESENTATION AND WARRANTY

36. Plaintiff represents and warrants that (i) Plaintiff is a Premier stockholder and has been a Premier stockholder at all relevant times, continues to hold its stock in Premier as of the date this Stipulation is signed, and will continue to hold its stock in Premier through the Effective Date, and (ii) none of Plaintiff’s claims or causes of action referred to in the Complaint, or this Stipulation, or any claims Plaintiff could have alleged, has been assigned, encumbered, or in any manner transferred in whole or in part.

SEVERABILITY

37. If any provisions of this Stipulation are determined to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

KNOWING AND VOLUNTARY

38. Each of the Parties certifies that he, she, or it has carefully read and fully understands all of the provisions and effects of this Stipulation; that he, she, or it has been advised to consult and thoroughly discuss all aspects of this Stipulation with his, her, or its attorneys; that he, she, or it is voluntarily entering into this Stipulation; and that he, she, or it is not relying on any representations concerning the terms or effects of this Stipulation, other than those contained herein.

CONFIDENTIALITY

39. To the extent permitted by law, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information, including, without limitation, the Stipulation and Order for the Production and Exchange of Confidential Information so-ordered by the Court on March 9, 2023, shall survive this Stipulation.

AUTHORITY

40. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

[remainder of page intentionally left blank]

FRIEDLANDER & GORRIS, P.A.	MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Jeffrey M. Gorris	/s/ Thomas W. Briggs, Jr.
Joel Friedlander (#3163)	William M. Lafferty (#2755)
Jeffrey M. Gorris (#5012)	Thomas W. Briggs, Jr. (#4076)
Christopher M. Foulds (#5169)	Matthew R. Clark (#5147)
1201 North Market Street, Suite 2200	1201 North Market Street, 16th Floor
Wilmington, DE 19801	Wilmington, DE 19801

Attorneys for Plaintiff City of Warren General Employees’ Retirement System RICHARDS, LAYTON & FINGER, P.A.

Attorneys for Defendants Peter Fine,

Marc Miller, Marvin O’Quinn, Terry

D. Shaw, Barclay Berdan, Scott

Reiner, Susan DeVore, and Michael

Alkire and former Defendants Eric

Bieber, William Downey, and Philip Incarnati

/s/ Blake Rohrbacher
Gregory P. Williams (#2168) Blake Rohrbacher (#4750) Kevin M. Gallagher (#5337)	MCDERMOTT WILL & EMERY LLP

Matthew W. Murphy (#5938)

Nicole M. Henry (#6550)

Andrew L. Milam (#6564)

One Rodney Square

920 North King Street

Wilmington, DE 19801

Attorneys for Defendants John Bigalke,

Helen Boudreau, Jody Davids, Ellen C.

Wolf, Stephen D’Arcy, David Langstaff,

Richard Statuto, and William Mayer

DATED: February 16, 2024

/s/ Ashley R. Altschuler

Ashley R. Altschuler (#3803)

Harrison S. Carpenter (#6018)

Kevin M. Regan (#6512)

The Brandywine Building

1000 N. West Street, Suite 1400

Wilmington, DE 19801

Attorneys for Nominal Defendant Premier, Inc.

EFiled: Feb 16 2024 05:00PM EST Transaction ID 72069458 Case No. 2022-0207-JTL

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF WARREN GENERAL	)
EMPLOYEES’ RETIREMENT	)
SYSTEM,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0207-JTL
)
MICHAEL ALKIRE, et al.,	)
)
Defendants,	)
)
and	)
)
PREMIER, INC.,	)
)
Nominal Defendant.	)

[PROPOSED] SCHEDULING ORDER

WHEREAS, City of Warren General Employees’ Retirement System (“City of Warren,”), derivatively on behalf of Premier, Inc. (“Premier”); and defendants Peter Fine, Marc Miller, Marvin O’Quinn, Terry D. Shaw, Barclay Berdan, Scott Reiner, Susan DeVore, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Ellen C. Wolf, Stephen D’Arcy, David Langstaff, Richard Statuto, and William Mayer (together the “Settling Defendants” and together with Plaintiff and Premier, the “Settling Parties”) entered into a Stipulation and Agreement of Compromise, Settlement and Release on February __, 2024 (the “Stipulation”);1

WHEREAS, the Stipulation sets forth the terms and conditions for the proposed Settlement and dismissal with prejudice of the Action as against Settling Defendants, subject to review and approval by the Court pursuant to Court of Chancery Rule 23.1 upon notice to Premier stockholders; and

WHEREAS, the Court having read and considered the Stipulation and accompanying documents, and the Settling Parties having consented to the entry of this Scheduling Order;

NOW, THEREFORE, this __ day of ______________, 2024, upon application of the Settling Parties, IT IS HEREBY ORDERED that:

1. A hearing (the “Settlement Hearing”) will be held on [INSERT DATE], 2024, at [INSERT TIME] .m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801, or as may be undertaken via remote proceedings such as telephonic or video conference (in the discretion of the Court) to determine whether: (i) Plaintiff and its Counsel have adequately represented Premier’s interests; (ii) the proposed settlement of the Action should be approved by the Court as fair, reasonable, adequate and in the best

[1]	Capitalized terms not defined in this Scheduling Order have the meaning set forth in the Stipulation (certain of which are repeated here for ease of reference only).

2

interests of Premier; (iii) the Action should be dismissed with prejudice as against the Settling Defendants and all of the Released Claims against the Released Persons should be fully, finally, and forever released, settled, and discharged; (iv) whether and in what amount any Fee and Expense Award should be paid to Plaintiff’s Counsel out of the Cash Settlement Amount; and (v) Judgment approving the Settlement of the Action should be entered in accordance with the terms of the Stipulation.

2. The Court approves, in form and content, the Notice of Pendency and Proposed Settlement of Derivative Action substantially in the form attached as Exhibit B to the Stipulation (together with the posting of the Stipulation on Premier’s website, the “Notice”). The date, time and instructions for participation in the Settlement Hearing shall be included in the Notice.

3. The Court finds that Notice in substantially the manner set forth in paragraph 6 of this Scheduling Order: (i) constitutes the best notice reasonably practicable under the circumstances; (ii) constitutes due, adequate, and sufficient notice to all persons entitled to receive notice of the proposed Settlement; and (iii) meets the requirements of Court of Chancery Rule 23.1, due process, and applicable law.

4. The Court may adjourn and reconvene the Settlement Hearing, including the consideration of the Fee Application, without further notice of any kind

3

other than oral announcement at the Settlement Hearing or any adjournment thereof, or a notation on the docket in the Action.

5. The Court may approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Settling Parties or as otherwise permitted pursuant to the Stipulation, with or without further notice to Premier stockholders. Further, the Court may enter Judgment, and order the payment of the Fee and Expense Award, all without further notice to Premier stockholders.

6. As soon as practicable after the date of entry of this Scheduling Order, and in no event fewer than sixty (60) calendar days before the Settlement Hearing, Premier shall (i) post a copy of the Stipulation and the Settlement Notice, substantially in the form attached hereto as Exhibit B, on the “Investors” section of the Company’s website, investors.premierinc.com, and such documents shall remain posted to that website through the Effective Date of the Settlement; (ii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K briefly describing the Settlement and stating where stockholders can locate the Stipulation and Settlement Notice on Premier’s website; and (iii) cause the Settlement Notice to be mailed, by first class U.S. mail, or other mail service if mailed outside the U.S., to all Premier stockholders who are record holders of Premier stock as of the date of the Stipulation at their last known address appearing in the stock transfer records

4

maintained by or on behalf of Premier. All stockholders who are record holders of Premier common stock on behalf of beneficial owners of those securities shall be requested to forward such Settlement Notice on to the beneficial owners. Additionally, Premier shall use reasonable efforts to give notice to all beneficial owners of common stock of Premier by (i) sending copies of the Settlement Notice to any beneficial owners that have opted to receive electronic notifications and (ii) providing additional copies of the Settlement Notice to any record holder requesting the Settlement Notice for purposes of distribution to such beneficial owners. At least ten (10) Business Days before the Settlement Hearing, Premier shall cause to be filed with the Court an appropriate affidavit or declaration with respect to the preparation and dissemination of the Notice as provided in paragraph 6 of this Scheduling Order.

7. At the Settlement Hearing, any current Premier stockholder who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Premier; why Judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant Plaintiff’s Counsel’s Fee Application; provided, however, that unless the Court in its discretion otherwise directs, no current Premier stockholder, or any other Person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Judgment to be entered thereon,

5

or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any current Premier stockholder or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) Business Days prior to the Settlement Hearing, such person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, DE 19801, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (b) proof of current Premier stockholding; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds thereof or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than ten (10) Business Days prior to the Settlement Hearing:

Randall J. Baron

Benny C. Goodman III

Robbins Geller Rudman & Dowd LLP

655 W. Broadway, Suite 1900

San Diego, CA 92101

Joel Friedlander

Jeffrey M. Gorris

Christopher M. Foulds

Friedlander & Gorris, P.A.

6

1201 N. Market Street, Suite 2200

Wilmington, DE 19801

William M. Lafferty

Thomas W. Briggs, Jr.

Matthew R. Clark

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

Wilmington, DE 19801

Blake Rohrbacher

Matthew W. Murphy

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Ashley R. Altschuler

Harrison S. Carpenter

Kevin M. Regan

McDermott Will & Emery LLP

The Brandywine Building

1000 N. West Street, Suite 1400

Wilmington, DE 19801

8. Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such person may otherwise have to object to the Settlement and/or any Fee and Expense Award to Plaintiff’s Counsel (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Premier stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

7

9. At least twenty (20) Business Days prior to the Settlement Hearing, Plaintiff’s Counsel shall file any opening briefs in support of the proposed Settlement, and shall file their Fee Application, including any supporting affidavits. Any objections to the Settlement or Fee Application shall be filed and served no later than ten (10) Business Days prior to the Settlement Hearing. Any reply papers in support of the Settlement and any reply in support of Plaintiff’s Counsel’s Fee Application shall be filed at least five (5) Business Days prior to the Settlement Hearing.

10. All proceedings in the Action against the Settling Parties, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiff and Premier stockholders, and anyone acting or purporting to act on behalf of, in the stead of, or derivatively for Premier, are barred and enjoined to the maximum extent permitted under law from commencing, pursuing, prosecuting, instigating, maintaining or in any way participating in the commencement, pursuit, continuation, or prosecution of any action asserting any of the Released Claims against any of the Released Persons.

11. If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter Judgment substantially in the form attached to the

8

Stipulation as Exhibit C. The effectiveness of the Settlement shall not be conditioned upon the approval of the Fee and Expense Award, either at all or in any particular amount, by the Court.

12. The Court may, for good cause shown, extend any of the deadlines set forth in this Scheduling Order without further notice to Premier stockholders, and the Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

Vice Chancellor J. Travis Laster

9

EFiled: Feb 16 2024 05:00PM EST Transaction ID 72069458 Case No. 2022-0207-JTL

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF WARREN GENERAL	)
EMPLOYEES’ RETIREMENT	)
SYSTEM,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0207-JTL
)
MICHAEL ALKIRE, et al.,	)
)
Defendants,	)
)
and	)
)
PREMIER, INC.,	)
)
Nominal Defendant.	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PREMIER, INC. (“PREMIER”), ALONG WITH THEIR SUCCESSORS AND ASSIGNS, EXCLUDING THE INDIVIDUAL DEFENDANTS

IF YOU HELD COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”) is to inform you of: (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by stockholders of Premier asserting claims on behalf of and for the benefit of Premier; (ii) the proposed settlement of the Action (the “Settlement”) as against all defendants, subject to Court approval and other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement and Release dated February 16, 2024 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on [INSERT], 2024, at [INSERT], before The Honorable J. Travis Laster (the “Settlement Hearing”).1 The purpose of the Settlement Hearing to be held by the Court is to determine whether: (i) Plaintiff has adequately represented Premier’s interests; (ii) the proposed settlement of the Action should be approved by the Court as fair, reasonable, adequate and in the best interests of Premier; (iii) the Action should be dismissed with prejudice as against the Settling Defendants and all of the Released Claims against the Released Persons should be fully, finally, and forever released, settled, and discharged; (iv) whether and in what amount any Fee and Expense Award should be paid to Plaintiff’s Counsel out of the Cash Settlement Amount; and (v) Judgment approving the Settlement of the Action should be entered in accordance with the terms of the Stipulation.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE SETTLEMENT, AND FROM PURSUING THE SETTLED PLAINTIFF CLAIMS.

The Stipulation was entered into as of February 16, 2024, by and among (i) plaintiff City of Warren General Employees’ Retirement System, derivatively on behalf of Premier; (ii) nominal defendant Premier; and (iii) defendants Peter Fine, Marc Miller, Marvin O’Quinn, Terry Shaw, Barclay Berdan, Scott Reiner, Susan DeVore, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Ellen C. Wolf, Stephen D’Arcy, David Langstaff, Richard Statuto, and William Mayer

[1]	Capitalized terms not defined in this Notice have the meaning set forth in the Stipulation, which is publicly available as indicated below.

2

(together the “Settling Defendants” and together with Plaintiff and Premier, the “Settling Parties”).

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Action with prejudice as against the Settling Defendants in accordance with the terms of the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of Premier stockholders. In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

As described more fully below, Premier stockholders have the right to object to the proposed Settlement and the Fee Application by Plaintiff’s Counsel for an award of reasonable fees and expenses (the “Fee and Expense Award”). Premier stockholders have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on [INSERT DATE], 2024 at [INSERT TIME] .m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801.

The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Settling Parties, or as otherwise permitted pursuant to the Stipulation, with or without future notice to Premier stockholders. The Court may enter Judgment, and order the payment of the Fee and Expense Award, all without future notice to Premier stockholders.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN

3

EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR

DEFENSES BY ANY OF THE SETTLING PARTIES. IT IS BASED ON STATEMENTS OF THE

SETTLING PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE

EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO

THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY OR MAY NOT WISH TO TAKE IN RELATION TO THIS LITIGATION.

Premier is a publicly traded company that operates as a healthcare alliance composed of U.S. hospitals, health systems, and other healthcare organizations (“Members”). Through its GPO, Premier aggregates the Members’ buying power to negotiate contracts with vendors under which Members buy products and services directly from those vendors on a discounted basis. Premier is paid administrative fees (typically in the range of 2-3% of the cost of the product or service) as compensation for administering the contracts on behalf of the Members and vendor. These administrative fees represent the bulk of Premier’s revenue. Premier shares a portion of these administrative fees with its GPO Members through GPO agreements.

Premier went public in October 2013 with an “Up-C” corporate structure. Premier was a holding company, and its primary asset was an equity interest in an operating partnership, Premier Healthcare Alliance, L.P. (“Premier LP”), which conducted substantially all of Premier’s business operations.

In 2013, Premier went public with two classes of stock. Premier’s Class A common stock was publicly traded, held by unaffiliated investors, and had both voting rights and equity rights in the publicly traded corporation. Premier’s Class B stock was held exclusively by healthcare companies affiliated with Premier directors and other pre-IPO investors, which are referred to as “Member Owners.” The Class B shares had voting rights in the Company, but the Member Owners’ corresponding equity interests came through direct ownership of units in the operating partnership, Premier LP.

Premier’s Up-C structure potentially created tax savings for the Company, in the form of deferred tax assets (“DTAs”), which were created whenever Class B

4

stockholders exchanged their equity interests for Class A shares. The Company entered into a tax receivable agreement (the “TRA”) with Member Owners, which required the Company to make annual cash payments to the Member Owners equal to 85% of the cash savings resulting from the use of the DTAs created by exchanges, with the Company retaining the other 15%. Under the terms of the TRA, Premier made TRA payments to the Member Owners only as the Company had actual cash tax savings resulting from the Company’s use of the DTAs.

On January 23, 2020, the Board of Directors (the “Board”) of Premier formed a committee of independent directors (the “Special Committee”) to review, consider, evaluate, oversee the development of and, as appropriate, reject or recommend to the Board the Restructuring (defined below) or an alternative renewal framework and any agreements proposed to be entered into in connection therewith. The Special Committee retained Cravath, Swaine & Moore LLP as its legal advisor and Bank of America as its financial advisor.

On August 5, 2020, the Special Committee voted to approve a restructuring (the “Restructuring”) of the Company, which involved, in part, Premier’s termination of the TRA between the Company and Member Owners.

On August 5, 2020, the Board voted to approve the Restructuring.

Premier’s termination of the TRA triggered an “Early Termination Payment” (or “TRA Payout”) under the terms of the TRA. The Restructuring was announced August 11, 2020, including the $473.5 million Early Termination Payment.

By letters dated December 10, 2020, and March 1, 2021, Robbins Geller Rudman & Dowd LLP, on behalf of Plaintiff, demanded inspection of certain books and records to investigate suspected wrongdoing in connection with, among other things, the Restructuring and Premier’s Up-C corporate structure. Premier produced to Plaintiff 221 documents (spanning more than 16,000 pages) in response to the demands.

On March 4, 2022, Plaintiff filed the Verified Stockholder Derivative Complaint (the “Complaint”), derivatively on behalf of nominal defendant Premier, against the Defendants in the Action.

The Complaint alleged, among other things, that the TRA Payout was unfair to Premier, was approved for self-interested reasons, and constituted “waste,” and that the Defendants provided false, misleading, and incomplete information to the Class A stockholders.

5

On May 26, 2023, the Defendants and Nominal Defendant Premier filed Answers to the Complaint. Defendants denied any wrongdoing; Defendants’ Answers asserted that their decisions were “protected by the business judgment rule” and, even if the standard of review were ultimately to be entire fairness, “the transaction at issue was entirely fair.” The Company’s Answer stated that “No claims are asserted against Premier, and no relief is sought from Premier. Accordingly, no response is required from Premier as to any allegations of the Complaint. To the extent a response is deemed required as to any such allegations, Premier hereby enters a general denial of all such allegations and reserves all of its rights with respect to the allegations of the Complaint” and that “Premier requests judgment on the Complaint in such form and with such relief as the Court deems just and proper.”

The Parties engaged in document discovery. Plaintiff served document demands on the Company and the Defendants and served subpoenas on numerous non-parties. In total, including the books and records productions and the productions in the Action, Plaintiff received and reviewed more than 4,500 documents, totaling more than 45,000 pages and more than 250 native Excel spreadsheets.

On June 13, 2023, and October 30, 2023, two in-person mediation sessions between the Parties occurred before mediator, Greg Danilow, Esquire, of Phillips ADR. The Parties engaged in substantial briefing prior to each mediation session. Plaintiff and Defendants also engaged experts to assist their respective clients in connection with the mediation.

The June 13, 2023 and October 30, 2023 mediations did not result in a settlement. However, after the October 30, 2023 mediation, counsel for the Parties continued to engage in arm’s-length discussions and negotiations concerning a possible settlement of the Action, with the aid of the mediator.

On November 29, 2023, the Parties agreed to settle the Action, based on a mediator’s recommendation, for a cash payment of $71 million.

Premier’s directors’ and officers’ insurance carriers have agreed severally and not jointly to fund in full the $71 million cash payment.

Plaintiff represents to have owned at all relevant times and continues to own shares of Premier common stock.

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The Stipulation is intended fully, finally and forever to release, resolve, compromise, settle and discharge the Released Claims and terminate the Action as against the Settling Defendants with prejudice. It is the intention of Plaintiff and the Settling Defendants that the Settlement will release the Released Claims against Released Persons upon Final Approval of the Stipulation.

The entry by the Settling Parties into the Stipulation is not, and shall not be construed as or deemed to be evidence of, an admission as to the merit or lack of merit of any Claims or defenses asserted in the Action.

Plaintiff and Plaintiff’s Counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action. Plaintiff and Plaintiff’s Counsel have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to Plaintiff’s claims on behalf of Premier. In negotiating and evaluating the terms of the Stipulation, Plaintiff and Plaintiff’s Counsel considered the legal and factual defenses to Plaintiff’s Claims. Plaintiff and Plaintiff’s Counsel have received sufficient information to evaluate the merits of this Settlement. Based upon their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate and in the best interests of Premier, and that it confers substantial benefits upon Premier.

The Settling Defendants deny any and all allegations of wrongdoing, fault, liability or damage whatsoever. Specifically, the Settling Defendants deny that they acted contrary to the best interests of Premier and its stockholders or breached any duties. Settling Defendants maintain that they have meritorious defenses to all claims alleged in the Action. Nothing in the Stipulation shall be construed as any admission by the Settling Defendants of wrongdoing, fault, liability, or damages whatsoever. Nothing in the Stipulation shall be construed as an allocation of fault or liability between or among the Individual Defendants.

The Settling Parties recognize that the Action has been filed and prosecuted by Plaintiff in good faith and defended by Individual Defendants in good faith and further that the terms of the Settlement as set forth herein were negotiated at arm’s length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

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WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration for the full and final release, settlement and discharge of any and all Released Claims against the Released Persons upon Final Approval, Settling Defendants shall cause the Cash Settlement Amount ($71,000,000.00 U.S.) to be paid into escrow by Premier’s directors’ and officers’ insurance carriers (who have committed to fund the Cash Settlement Amount), within 15 Business Days after entry of the Judgment. The Cash Settlement Amount shall be disbursed in the manner set forth in paragraph 2 of the Stipulation.

This Action was brought as a derivative action on behalf of and for the benefit of Premier. Stockholders will not receive a direct payment of the Cash Settlement Amount but will indirectly benefit from the Cash Settlement Amount being paid to Premier.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter Judgment, at which time the Action against the Settling Defendants shall be dismissed with prejudice. This dismissal is without fees or costs, except as expressly provided in the Stipulation.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, Plaintiff, on behalf of itself and Premier, and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Defendant Persons from and with respect to every one of the Settled Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Settled Plaintiff Claims against any of the Released Defendant Persons.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, the Settling Defendants and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Plaintiff Persons from and with respect to every one of the Settled Defendant Claims, and shall thereupon be forever barred and enjoined from

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commencing, instituting, prosecuting, or continuing to prosecute any Settled Defendant Claims against any of the Released Plaintiff Persons.

The contemplated releases given by the Settling Parties in the Stipulation extend to Released Claims that the Settling Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this Settlement.

With respect to any and all Released Claims, the Settling Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims to the fullest extent permitted by law, and to have relinquished, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code (or any similar, comparable or equivalent provision of any law of any state or territory of the United States, federal law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties shall be deemed by operation of law to have acknowledged that the foregoing waiver was separately bargained for and is a key element of the Settlement.

The Settling Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but that it is their intention to fully, finally, and forever settle any and all such Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

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WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

The Settlement set forth in the Stipulation reflects the results of the Settling Parties’ negotiations and the final terms of their agreement, which was reached only after arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

This Settlement is not evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of the Defendants or of any damages or injury to Premier, or Plaintiff.

Plaintiff believes that the Settled Plaintiff Claims had merit when filed and continue to have merit, and Plaintiff is settling the Settled Plaintiff Claims because it believes that the Settlement will provide substantial value to Premier and its stockholders. Plaintiff has concluded that the Settlement is fair, reasonable, and in the best interests of Premier, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined herein.

Settling Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage with respect to all claims asserted or that could be asserted in the Action or any other action, in any court or tribunal, relating to the Restructuring and/or TRA Payout, including any allegations that Defendants have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Premier or, Plaintiff. Settling Defendants maintain that their conduct was at all times proper and in compliance with applicable law, and that if the case proceeded to trial and a decision were issued by the Court, they would have prevailed on all claims asserted against them. Settling Defendants further deny any breach of fiduciary duties or harm to Premier or its stockholders. Each of the Settling Defendants asserts that, at all relevant times, he or she acted in good faith. Settling Defendants are entering into the Settlement in order to, among other things, terminate all claims that were or could have been asserted by Plaintiff or any other Premier stockholder on behalf of Premier against Settling Defendants in the Action or in any other action, in any court or tribunal, relating to the Restructuring and/or TRA Payout.

HOW WILL THE ATTORNEYS BE PAID?

Plaintiff’s Counsel will submit a Fee Application to the Court not to exceed $14 million ($14,000,000), plus expenses incurred. The Settling Parties

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acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid from the Cash Settlement Amount and shall reduce the settlement consideration paid to Premier accordingly.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT

HEARING?

The Court will consider the Settlement and all matters related to the Settlement, including the Fee Application, at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on [INSERT DATE], 2024, at [INSERT TIME] .m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801.

At the Settlement Hearing, any current Premier stockholder who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Premier; why the Judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant Plaintiff’s Counsel’s Fee Application; provided, however, that unless the Court in its discretion otherwise directs, no Premier stockholder, or any other Person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Judgment to be entered thereon, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Premier stockholder or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) Business Days prior to the Settlement Hearing, such person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, DE 19801, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (b) proof of current Premier stockholding; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds thereof or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than ten (10) Business Days prior to the Settlement Hearing:

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Randall J. Baron	William M. Lafferty
Benny C. Goodman III	Thomas W. Briggs, Jr.
Robbins Geller Rudman & Dowd LLP	Matthew R. Clark
655 W. Broadway, Suite 1900	Morris, Nichols, Arsht & Tunnell LLP
San Diego, CA 92101	1201 North Market Street, 16th Floor
Wilmington, DE 19801

Joel Friedlander	Blake Rohrbacher
Jeffrey M. Gorris	Matthew W. Murphy
Christopher M. Foulds	Richards, Layton & Finger, P.A.
Friedlander & Gorris, P.A.	One Rodney Square
1201 N. Market Street, Suite 2200	920 North King Street
Wilmington, DE 19801	Wilmington, DE 19801

Ashley R. Altschuler
Harrison S. Carpenter
Kevin M. Regan
McDermott Will & Emery LLP
The Brandywine Building
1000 N. West Street, Suite 1400
Wilmington, DE 19801

Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such person may otherwise have to object to the Settlement and/or any Fee and Expense Award to Plaintiff’s Counsel (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Premier stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing.

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For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Investor Relations, Robbins Geller Rudman & Dowd LLP, 655 W. Broadway, Suite 1900, San Diego, CA 92101, 619-231-1058.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and other persons or entities who hold shares of Premier common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from Premier sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to [INSERT MAILING AGENT] after which Premier will promptly send copies of the Notice to such beneficial owners. This Notice is also available at investors.premierinc.com.

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE:

Dated: ______________________

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EFiled: Feb 16 2024 05:00PM EST Transaction ID 72069458 Case No. 2022-0207-JTL

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF WARREN GENERAL	)
EMPLOYEES’ RETIREMENT	)
SYSTEM,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0207-JTL
)
MICHAEL ALKIRE, et al.,	)
)
Defendants,	)
)
and	)
)
PREMIER, INC.,	)
)
Nominal Defendant.	)

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing having been held before this Court on __________ __, 2024, pursuant to the Court’s Order of __________ __, 2024 (the “Scheduling Order”), upon the Stipulation and Agreement of Compromise, Settlement and Release dated as of ____________, 2024 and Exhibits A-C thereto (the “Stipulation”), entered in the above-captioned stockholder derivative action (the “Action”), which is incorporated herein by reference, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order, the parties to the Action (the “Parties”) having appeared by their attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the

Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to Premier’s stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been considered by the Court,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this __ day of __________, 2024, that:

1. Unless otherwise stated herein, all capitalized terms herein shall have the same meaning and effect as stated in the Stipulation and the Scheduling Order.

2. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over the Settling Parties and each of Premier’s stockholders in this Action and in any dispute arising out of or related in any way to the Settlement (but in no other action), and it is further determined that Plaintiffs, Defendants, Premier, and all Premier stockholders, as well as their heirs, executors, successors, and assigns are bound by this Final Order and Judgment.

3. The dissemination of the Settlement Notice and the Summary Notice pursuant to and in the manner prescribed in the Scheduling Order is hereby determined to be the best notice reasonably practicable under the circumstances, to constitute due, adequate and sufficient notice to all persons entitled to receive notice

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of the proposed Settlement, and to have met the requirements of Court of Chancery Rule 23.1, due process, and applicable law.

4. Notice has been given to Premier’s stockholders pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice was filed with the Court, and full opportunity to be heard has been offered to all Parties and to all other persons and entities in interest with respect to all matters relating to the Settlement.

5. Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1.

6. The Settlement is found to be fair, reasonable, and adequate, and in the best interests of Premier, and is hereby approved in all respects pursuant to Court of Chancery Rule 23.1.

7. The Settling Parties are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register in Chancery is directed to enter and docket this Final Order and Judgment.

8. The Action is hereby dismissed with prejudice. The Parties shall bear their own fees, costs, and expenses, except as expressly provided in the Stipulation.

9. Upon the Effective Date of the Settlement:

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(a) the Releasing Plaintiff Persons shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Defendant Persons from and with respect to every one of the Settled Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of the Settled Plaintiff Claims against any of the Released Defendant Persons;

(b) the Releasing Defendant Persons shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Plaintiff Persons from and with respect to every one of the Settled Defendant Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any of the Settled Defendant Claims against any of the Released Plaintiff Persons; and

(c) for the avoidance of doubt, this paragraph shall be construed to provide a settlement and release to the full extent provided in Paragraph 7 of the Stipulation.

10. The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments, modifications, and expansions of the Stipulation or any exhibits attached thereto that are consistent with this Final Order and Judgment and the Stipulation, and that do not limit the rights of Plaintiff, Defendants, Premier, or Premier’s Stockholders under the Stipulation. Without

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further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

11. Neither the Stipulation or its negotiation, nor the Settlement, nor any proceedings taken, act performed, or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or of the validity of any Settled Plaintiff Claims and/or Settled Defendant Claims; or (b) is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Released Parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither the Stipulation or its negotiation, nor the Settlement, nor any proceedings taken, act performed, or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Parties may file the Stipulation and/or this Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, equitable estoppel, judicial estoppel, release, good-faith

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settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. If the Settlement is terminated pursuant to the terms of the Stipulation or the Settlement otherwise fails to become Final for any reason, then the Settlement, the Stipulation, and this Final Order and Judgment shall be rendered null and void, and the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation or exhibits thereto, any action undertaken pursuant thereto, nor the negotiation thereof by any Party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or in any other action or proceeding. In the event the Stipulation is rendered null and void, the parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately before the execution of the Stipulation.

13. Plaintiff’s Counsel are hereby awarded a Fee and Expense Award in the amount of $____________, which amount the Court finds to be fair and reasonable. The Fee and Expense Award shall be paid pursuant to ¶ 2(c) of the Stipulation and shall be paid from the Cash Settlement Amount, reducing the settlement consideration paid to Premier accordingly.

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14. Plaintiff’s Counsel, in their sole discretion, shall be responsible for distributing the Fee and Expense Award. Any fees or expenses associated with Plaintiff’s Counsel’s distribution of the Fee and Expense Award shall be borne solely by Plaintiff’s Counsel.

15. No proceedings or Court order with respect to the award, if any, of attorneys’ fees, costs, or expenses to Plaintiff’s Counsel shall in any way disturb or affect this Final Order and Judgment including precluding it from becoming Final or otherwise being entitled to preclusive effect, and any such proceedings or Court order shall be considered separate form this Final Order and Judgment.

16. Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Settling Parties for purposes of the administration, interpretation, implementation, and enforcement of the Settlement.

Vice Chancellor J. Travis Laster

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